EXHIBIT 32.1

FOOT LOCKER, INC.

Certification Pursuant to
 18 U.S.C. Section 1350
 As Adopted Pursuant to
 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Foot Locker, Inc. (the “Registrant”) for the quarterly period ended October 29, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ken C. Hicks, as Chief Executive Officer of the Registrant and Lauren B. Peters as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 7, 2011
/s/ Ken C. Hicks
Ken C. Hicks
Chief Executive Officer

/s/ Lauren B. Peters
Lauren B. Peters
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference.